UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2023, PharmaCyte Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Femasys Inc. (“Femasys”) , pursuant to which it agreed to purchase from Femasys (i) senior unsecured convertible notes (the “Notes”) in an aggregate principal amount of $5,000,000, convertible into shares of Femasys common stock, par value $0.001 per share (the “Femasys Shares”) at a conversion price of $1.18 per share, (ii) Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 4,237,288 Femasys Shares at an exercise price of $1.18 per share, and (iii) Series B Warrants (the “Series B Warrants”, together with the Series A Warrants, the “Warrants,” and, together with the Notes, the “Securities”) to purchase up to an aggregate of 4,237,288 Femasys Shares at an exercise price of $1.475 per share (collectively, the “Investment”). The closing of the Investment is expected to occur on November 17, 2023 (the “Closing”), subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Pursuant to the Purchase Agreement, the Company has the right to nominate one individual to serve on Femasys’ board of directors (the “Femasys Board”) until the earlier of (a) when the Company beneficially owns less than 4.99% of the number of Femasys Shares outstanding and (b) the repayment of the Notes in full (such time, the “Investor Board Seat Fall-Away”). In addition, the Company agreed to a standstill until the later of (a) its nominee remaining on the Femasys Board and (b) 12 months after the Investor Board Seat Fall-Away, during which period the Company agreed not to, among other things, acquire additional securities of Femasys other than pursuant to the Notes or Warrants. In addition, Femasys will coordinate with the Company to establish a 10b5-1 sales program after Closing for the Company’s Femasys Shares.

The Notes

The Notes are senior unsecured obligations of Femasys and accrue interest at a rate of 6.00% per annum, payable annually, in cash or Femasys Shares at Femasys’ option, and mature two years after the date of issuance. The Notes are convertible into Femasys Shares (the “Conversion Shares”) at the election of the Company at any time at an initial conversion price of $1.18 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events. Femasys agreed in the Purchase Agreement and the Notes not to issue or sell any of its equity securities at a price below the then-current Conversion Price for a period of 18 months after Closing, subject to certain exceptions.

Beginning six months after issuance, Femasys may require the Company to convert its Notes into Conversion Shares if the closing price of the Femasys Shares exceeds $2.36 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 10 consecutive trading days and the daily dollar trading volume of the Femasys Shares exceeds one million dollars ($1,000,000) per day during the same period and certain equity conditions described in the Notes are satisfied.

The Notes provide for certain Events of Default (as defined in the Notes), including, among other things, Femasys’ failure to file and maintain an effective registration statement covering the sale of the securities registrable pursuant to the Registration Rights Agreement (as defined below) and Femasys’ failure to pay any amounts due to the Company when due. In connection with an Event of Default, the Company will be able to require Femasys to redeem in cash any or all of its Notes at a premium of 115%.

Under the terms of the Notes, Femasys will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

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The Warrants

The Series A Warrants are exercisable for Femasys Shares (the “Series A Warrant Shares”) immediately, at an exercise price of $1.18 per share (“Series A Exercise Price”) and expire five years from the date of issuance. Femasys has the right to call the exercise of the Series A Warrants if the closing price of the Femasys Shares exceeds 200% of the Series A Exercise Price for 10 consecutive trading days and the daily dollar trading volume of the Femasys Shares exceeds one million dollars ($1,000,000) per day during the same period and certain equity conditions are satisfied. The Series B Warrants are exercisable for Femasys Shares (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”) immediately, at an exercise price of $1.475 per share (“Series B Exercise Price”) and expire one year from the date of issuance. Femasys has the right to call the exercise of the Series B Warrants if the closing price of the Femasys Shares exceeds 200% of the Series B Exercise Price for 10 consecutive trading days and the daily dollar trading volume of the Femasys Shares exceeds one million dollars ($1,000,000) per day during the same period and certain equity conditions are satisfied.

Registration Rights

The Notes, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act. Femasys and the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Femasys will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale 100% of the Conversion Shares and the Warrant Shares promptly following Closing, but in no event later than 30 calendar days after Closing, and to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement).

Collaboration Agreement

In connection with the Investment, the Company and Femasys entered into a Collaboration Agreement, dated November 14, 2023, whereby, if the parties agree to conduct research activities or enter into a research plan in connection with discussing, evaluating and seeking technology that may be available to in-license or acquire with a view to enhancing the existing products of Femasys or adding new complementary products, they will establish a joint research committee with two representatives of Femasys and one representative of the Company to oversee the execution of the research plan and coordinate research activities.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Collaboration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, the Series A Warrant, the Series B Warrant, the Registration Rights Agreement and the Collaboration Agreement, forms of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On November 15, 2023, the Company issued a press release announcing the Investment. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
10.1	Form of Purchase Agreement.
10.2	Form of Convertible Note.
10.3	Form of Registration Rights Agreement.
10.4	Form of Collaboration Agreement.
99.1	Press Release, dated November 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2023	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman
	Name:	Joshua N. Silverman
	Title:	Interim Chief Executive Officer and Interim President

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